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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               ATL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)



                DELAWARE                                  95-3824281
(State of Incorporation or organization)       (IRS Employer Identification No.)



1515 SOUTH MANCHESTER AVENUE, ANAHEIM, CALIFORNIA                     92802-2907
    (Address of principal executive offices)                          (Zip Code)


If this Form relates to the registration of a class of debt securities and if effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED

       NONE                                                    NONE


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE
                                (Title of Class)




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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Class A Common Stock, par value $0.0001 per share (the "Common Stock"), of ATL Products, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 52 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-18537), filed with the Securities and Exchange Commission on December 23, 1996, is incorporated herein by this reference.

ITEM 2.     EXHIBITS.


         2.1 Specimen Certificate representing Registrant's Common Stock.

         2.2 The following documents are included as Exhibits, as indicated, to Registrant's Registration Statement on Form S-1 (Reg. No. 333-18537), filed with the Securities and Exchange Commission on December 23, 1996 and incorporated herein by this reference:

                                                                     Form S-1
            Exhibit Description                                   Exhibit Number

(a)         Certificate of Incorporation of Registrant,                 3.1
            as filed with the Delaware Secretary of State on December 19, 1996.

(b)         Certificate of Merger of Registrant, as filed               3.2
            with the Delaware Secretary of State on
            December 19, 1996.

(c)         Bylaws of Registrant                                        3.3
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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ATL PRODUCTS, INC.
                                         (Registrant)


Dated:  January 17, 1997                 By:  /s/Kevin C. Daly
                                              ----------------------------------
                                              Kevin C. Daly, Ph.D.
                                              Chief Executive Officer, President
                                              and Chairman of the Board